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                                                                     EXHIBIT 1


                              AGREEMENT REGARDING
                         JOINT FILING OF SCHEDULE 13D


          This will evidence our agreement, in accordance with SEC Rule 13d-1(f), that the attached statement on Schedule 13D is filed on behalf of the undersigneds.



                              By:  /s/ JAMES C. MARLAS
                                   James C. Marlas




                              UNION CAPITAL CORPORATION



                              By:  /s/ JAMES C. MARLAS
                                   James C. Marlas
                                   President